<pre>
EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Mobile Nation, Inc. (the "Company") for the quarterly period ended December 31, 2003 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 17, 2004           By:  /S/ REX MORDEN
                                -------------------
                                Rex A. Morden
                                Chief Executive Officer
                                (principal executive officer)



Dated: March 17, 2004          By:  /S/ NEAL ARMSTRONG
                               -----------------------
                               Neal Armstrong
                               Chief Financial Officer
                               (principal financial officer)